UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2005

Global Preferred Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-23637	58-2179041
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 East Johns Crossing, Suite 402, Duluth, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-248-3311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) On June 10, 2005, Edward F. McKernan, President, Chief Executive Officer and a director of Global Preferred Holdings, Inc., was replaced as the Registrant’s principal executive officer by Caryl P. Shepherd (see Item 5.02(c) below). Also on June 10, 2005, Bradley E. Barks, Global Preferred’s Chief Financial Officer, was replaced as the Registrant’s principal financial officer by Ms. Shepherd (see Item 5.02(c) below).

(c) On June 10, 2005, Caryl P. Shepherd, who serves as Global Preferred’s Chief Accounting Officer, was appointed as the principal executive officer and principal financial officer for the Registrant, replacing Mr. McKernan and Mr. Barks. To the extent required by Item 5.02 of Form 8-K, Global Preferred’s 2004 Annual Report on Form 10-K filed March 31, 2005 is incorporated herein by reference. There are no family relationships between Ms. Shepherd and any of the Registrant’s directors and executive officers. There are no transactions between Ms. Shepherd and the Registrant in which Ms. Shepherd has a direct or indirect material interest, which the Registrant is required to report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Preferred Holdings, Inc.

June 16, 2005	By:	/s/ Caryl P. Shepherd

Name: Caryl P. Shepherd
Title: Chief Accounting Officer